ROGERS & WELLS
                            Two Hundred Park Avenue
                            New York, NY 10166-0153
                            TELEPHONE (212) 878-8000
                            FACSIMILE (212) 878-8375

                                                     June 4, 1997



American Skandia Master Trust
Ugland House
P.O. Box 309
South Church Street
George Town, Grand Cayman
Cayman Islands, BWI

Ladies and Gentlemen:

                      We have acted as counsel for American Skandia Master Trust, a Delaware business trust (the "Trust"), in connection with the organization of the Trust, its registration as a open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the preparation and filing with the Securities and Exchange Commission under the 1940 Act of a Registration Statement on Form N-1A (the "Registration Statement").

                      In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

                      Based upon the foregoing, and on such examination of law as we have deemed necessary, we are of the opinion that:

                      1. The Trust has been duly formed and is validly existing in good standing under the laws of the State of Delaware.

                      2. When the beneficial interests of the Trust have been offered and sold as contemplated in the Registration Statement and in accordance with the terms of the Placement Agency Agreement, filed as an Exhibit to the Registration Statement, the beneficial interests of the Trust will be validly issued, fully paid and non-assessable.

                      We consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.


                                                  Very truly yours,

                                                  /s/ Rogers & Wells
                                                  Rogers & Wells